                                                                     Exhibit 4.2
                                                                     -----------




                        TRANSFER AND SERVICING AGREEMENT

                                      among

                       FIRST CONSUMERS CREDIT CORPORATION

                                     Seller,

                         FIRST CONSUMERS NATIONAL BANK,

                                    Servicer,

                                       and

                 FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST,

                                     Issuer,

                            Dated as of March 1, 2001
                  amended and restated as of December 31, 2001

                                TABLE OF CONTENTS

                                                                                                                         Page
ARTICLE I     DEFINITIONS .............................................................................................    1
              Section 1.1.  Definitions ...............................................................................    1
              Section 1.2.  Other Definitional Provisions .............................................................    1
              Section 1.3.  Monthly Allocation of Finance Charge Receivables ..........................................    2

ARTICLE II    CONVEYANCE OF RECEIVABLES ...............................................................................    3
              Section 2.1.  Conveyance of Receivables .................................................................    3
              Section 2.2.  Acceptance by Issuer ......................................................................    5
              Section 2.3.  Representations and Warranties of Seller Relating to Seller ...............................    5
              Section 2.4   Representations and Warranties of Seller Relating to this Agreement and the Receivables ...    7
              Section 2.5.  Covenants of Seller .......................................................................   11
              Section 2.6.  Addition of Accounts ......................................................................   15
              Section 2.7.  Removal of Accounts .......................................................................   18
              Section 2.8.  Discount Option ...........................................................................   19

ARTICLE III   ADMINISTRATION AND SERVICING OF RECEIVABLES .............................................................   20
              Section 3.1.  Acceptance of Appointment and Other Matters Relating to the Servicer ......................   20
              Section 3.2.  Servicing Compensation ....................................................................   21
              Section 3.3.  Representations; Warranties and Covenants of the Servicer .................................   22
              Section 3.4.  Reports and Records for the Indenture Trustee; Bank Account Statements ....................   23
              Section 3.5.  Annual Servicer's Certificate .............................................................   24
              Section 3.6.  Annual Independent Public Accountants' Servicing Report ...................................   24
              Section 3.7.  Tax Treatment .............................................................................   25
              Section 3.8.  Notices to Seller .........................................................................   25
              Section 3.9.  Reports to the Commission .................................................................   25

ARTICLE IV    OTHER MATTERS RELATING TO SELLER ........................................................................   25
              Section 4.1.  Liability of Seller .......................................................................   25
              Section 4.2.  Merger or Consolidation of, or Assumption of the Obligations of, Seller etc. ..............   25
              Section 4.3.  Limitation on Liability of Seller .........................................................   27

ARTICLE V      OTHER MATTERS RELATING TO THE SERVICER ..........................................................    27
               Section 5.1.   Liability of the Servicer ........................................................    27
               Section 5.2.   Merger or Consolidation of, or Assumption of the Obligations of, the Servicer ....    27
               Section 5.3.   Limitation on Liability of the Servicer and Others ...............................    28
               Section 5.4.   Indemnification of the Issuer and the Owner Trustee ..............................    28
               Section 5.5.   The Servicer Not to Resign .......................................................    29
               Section 5.6.   Access to Certain Documentation and Information Regarding the Receivables ........    29
               Section 5.7.   Delegation of Duties .............................................................    30
               Section 5.8.   Examination of Records ...........................................................    30

ARTICLE VI     INSOLVENCY EVENTS ...............................................................................    30
               Section 6.1.   Rights upon the Occurrence of an Insolvency Event ................................    30

ARTICLE VII    SERVICER DEFAULTS ...............................................................................    31
               Section 7.1.   Servicer Defaults ................................................................    31
               Section 7.2.   Indenture Trustee to Act; Appointment of Successor ...............................    32
               Section 7.3.   Notification to Noteholders ......................................................    34

ARTICLE VIII   TERMINATION .....................................................................................    34
               Section 8.1.   Termination of Agreement .........................................................    34

ARTICLE IX     MISCELLANEOUS PROVISIONS ........................................................................    35
               Section 9.1.   Amendment; Waiver of Past Defaults ...............................................    35
               Section 9.2.   Protection of Right, Title and Interest to Issuer ................................    37
               Section 9.3.   GOVERNING LAW ....................................................................    38
               Section 9.4.   Notices; Payments ................................................................    38
               Section 9.5.   Severability of Provisions .......................................................    38
               Section 9.6.   Further Assurances ...............................................................    39
               Section 9.7.   No Waiver; Cumulative Remedies ...................................................    39
               Section 9.8.   Counterparts .....................................................................    39
               Section 9.9.   Third-Party Beneficiaries ........................................................    39
               Section 9.10.  Actions by Noteholders ...........................................................    39
               Section 9.11.  Rule 144A Information ............................................................    39
               Section 9.12.  Merger and Integration ...........................................................    40
               Section 9.13.  No Bankruptcy Petition ...........................................................    40
               Section 9.14.  Rights of Indenture Trustee ......................................................    40
               Section 9.15.  Rights of the Owner Trustee ......................................................    40

EXHIBITS

EXHIBIT A    Form of Assignment of Receivables in Additional Accounts ............     A-1
EXHIBIT B    Form of Reassignment of Receivables in Removed Accounts .............     B-1
EXHIBIT C    Form of Monthly Servicer's Certificate ..............................     C-1
EXHIBIT D    Form of Annual Servicer's Certificate ...............................     D-1
EXHIBIT E    Form of Annual Independent Public Accountants' Servicing Report .....     E-1
EXHIBIT F-1  Form of Opinion of Counsel with Respect to Amendments ...............   F-1-1
EXHIBIT F-2  Form of Opinion of Counsel with Respect to Accounts .................   F-2-1
EXHIBIT F-3  Provisions to be Included in Annual Opinion of Counsel ..............   F-3-1

SCHEDULES

SCHEDULE 1   List of Accounts ....................................................     1-1
SCHEDULE 2   Additional Representations, Warranties and Covenants ................     2-1

         TRANSFER AND SERVICING AGREEMENT, dated as of March 1, 2001, as amended and restated herein as of December 31, 2001 (this "Agreement") among FIRST
                                                   ---------
CONSUMERS CREDIT CORPORATION, a Delaware corporation, as Seller, FIRST CONSUMERS NATIONAL BANK, a national banking association, as Servicer, and FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST, a trust organized under the laws of the State of Illinois, as Issuer.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. Capitalized terms used herein and not
                      -----------
otherwise defined herein are defined in Annex A to the Master Indenture, dated
                                        -------
as of the date hereof, between First Consumers Credit Card Master Note Trust and The Bank of New York.

         Section 1.2. Other Definitional Provisions. All terms defined directly
                      -----------------------------
or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 1.3. Monthly Allocation of Finance Charge Receivables. The
                      ------------------------------------------------
amount of Finance Charge Receivables (excluding, in each case where such term is used in this Section 1.3, Discount Option Receivables) in all Accounts shall be
             -----------
determined as follows:

         (a) At the close of business on each Cycle Billing Date for any Cycle of which any Accounts are included in the Trust, the amount of Finance Charge Receivables of all Accounts in such Cycle shall be equal to the result of (A) the amount of Finance Charges charged to all Accounts in such Cycle on such date minus (B) the amount of Finance Charge Receivables on all Accounts in such Billing Cycle that have been charged off since the close of business on the preceding Cycle Billing Date. As of the end of each Monthly Period, the amount of Finance Charge Receivables for all Accounts shall equal (X) the sum of the amounts calculated pursuant to the preceding sentence for each Cycle of which Accounts are included in the Trust during that Monthly Period plus (Y) the Carry-Over Finance Charge Amount.

         (b) For each Business Day in each Monthly Period, the amount of Collections allocated to Finance Charge Receivables for all Accounts shall be all Collections available for allocation on that Business Day up to an amount equal to the quotient of the result determined pursuant to paragraph (a) above as of the end of the immediately preceding Monthly Period divided by the number of Business Days in such present Monthly Period; provided, however, that (A) the
                                                 --------  -------
amount of Collections allocated to Finance Charge Receivables for all Accounts on the first Business Day of each Monthly Period shall equal the product of two times such quotient, (B) subject to clause (C) below, the amount of Collections allocated to Finance Charge Receivables for all Accounts on the last Business Day of each Monthly Period shall equal zero and (C) to the extent that the total Collections available for allocation on any Business Day (other than the last Business Day of a Monthly Period) is less than the amount that is to be allocated to Collections of Finance Charge Receivables on that Business Day, then the deficit shall be added to the amount of Collections that will be allocated to Finance Charge Receivables on the next Business Day.

         (c) If, at the close of business on the last Business Day of any Monthly Period, the amount of Collections allocated to Finance Charge Receivables for all Accounts during such Monthly Period is less than the amount of Finance Charge Receivables for all Accounts calculated pursuant to paragraph
(a) as of the end of the next preceding Monthly Period, then such deficit shall be the "Carry-Over Finance Charge Amount" and shall be added to the amount of Finance Charge Receivables as of the end of the then current Monthly Period pursuant to paragraph (a).

         Notwithstanding the foregoing, the Servicer may adopt a different method of determining the amount of Finance Charge Receivables which in the good faith judgment of the Servicer is designed to more accurately reflect the portions of Receivables and Collections constituting Finance Charge Receivables.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

         Section 2.1. Conveyance of Receivables. By execution of this Agreement,
                      -------------------------
Seller does hereby transfer, assign, set over and otherwise convey to the Issuer, without recourse except as provided herein, all its right, title and interest in, to and under (a) the Collateral Certificate, and (b) effective on the FCMT Termination Date, the Receivables existing at the opening of business on the FCMT Termination Date, and thereafter created from time to time until the termination of the Issuer, all Collections and Recoveries allocable to the Issuer as provided herein, the rights to receive certain amounts paid or payable as Interchange (if and to the extent provided for in any Indenture Supplement), all rights to security for any Receivables (including without limitation rights to bank accounts or certificates of deposit pledged as collateral) and the right to any Enhancement with respect to any Series, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto, Transferred Assets acquired by Seller under the Receivables Purchase Agreement, rights described in clause (a)(ii) of the definition of "Existing
                               --------------
Assets" in the Receivables Purchase Agreement, rights under the Receivables Purchase Agreement relating to assets that have been transferred or contributed under the Receivables Purchase Agreement (other than the right to acquire such assets under Sections 2.1(a) and 2.1(b) thereof) and all proceeds thereof and
             ---------------     ------
Insurance Proceeds relating thereto. Such property, together with all monies and other property credited to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of any such account), the rights of the Issuer under this Agreement and the Trust Agreement and the right to receive Recoveries shall constitute the assets of the Issuer (the "Trust
                                                                      -----
Assets"). The foregoing does not constitute and is not intended to result in the
-------
creation or assumption by the Issuer, the Owner Trustee, the Indenture Trustee or any Noteholder of any obligation of the Seller, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants or clearance systems.

         On or prior to the Initial Closing Date, Seller shall deliver to the Owner Trustee a registered certificate representing the Collateral Certificate. On or prior to the FCMT Termination Date, Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables and other Trust Assets conveyed by Seller existing on the FCMT Termination Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables and other Trust Assets to the Issuer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee as soon as practicable after the FCMT Termination Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables and other Trust Assets arising in Additional Accounts. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the applicable UCC in connection with such transfer and assignment.

         Seller further agrees, at its own expense, on or prior to (x) the FCMT Termination Date, (y) the applicable Addition Date, in the case of Additional Accounts (other than Additional Accounts added pursuant to Section 2.6(e)), and
                                                           ---------------
(z) the applicable Removal Date, in the case of Removed Accounts, (a) to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to the Issuer pursuant to this Agreement (or conveyed to Seller or its designee in accordance with Section 2.7, in the case of Removed
                                          -----------
Accounts) and (b) to deliver to the Owner Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the FCMT Termination Date, the applicable Addition Date in the case of Additional Accounts, and the applicable Removal Date in the case of Removed Accounts, its account number and, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Each such file or list, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1
                                                                     ----------
to this Agreement and is hereby incorporated into and made a part of this Agreement.

         If the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Seller shall be deemed to have granted to the Issuer a first priority perfected security interest in all of Seller's right, title and interest, whether owned on the FCMT Termination Date or thereafter acquired, in, to and under the Receivables and the other Trust Assets conveyed by Seller, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Trust Assets, to secure its obligations hereunder.

         Seller and Servicer acknowledge that all instruments (including certificates of deposit) and bank accounts the security interest in which has been transferred to the Issuer hereby and which are maintained with Servicer or of which Servicer has possession, shall be so maintained and held by Servicer on behalf and for the benefit of the Issuer, in accordance with the terms of this Agreement.

         Additionally, for purposes of perfecting the Issuer's security interest in bank accounts pledged to Seller, which security interest Seller has transferred to the Issuer hereunder, this Agreement constitutes and shall be deemed (i) notice to Seller and Servicer by the Issuer of the Issuer's security interest in such bank accounts, and (ii) Seller's and Servicer's acknowledgment of and consent to the Issuer's notice and the Issuer's security interest in such bank accounts.

         Section 2.2. Acceptance by Issuer.
                      --------------------
        (a) The Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.1. The Owner Trustee shall maintain a copy of
                       -----------
Schedule 1, as delivered from time to time, at its Corporate Trust Office.
----------

         (b) The Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Owner Trustee or the
                           ----------
Issuer, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee, (ii) in connection with the performance of the Owner Trustee's or the Issuer's duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (iv) to bona fide creditors or potential creditors of the Servicer or Seller for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement. The Owner Trustee and the Issuer each agrees to take such measures as shall be reasonably requested by Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Seller or its duly authorized representatives to inspect the Owner Trustee's security and confidentiality arrangements as they specifically relate to the administration of the Issuer from time to time during normal business hours upon prior written notice. The Owner Trustee and the Issuer shall provide Seller with notice five (5) Business Days prior to disclosure of any information of the type described in this Section 2.2(b).
                              --------------

         Section 2.3. Representations  and Warranties of Seller  Relating to
                      ------------------------------------------------------
Seller.  Seller hereby  represents and warrants as of the Initial Closing Date
------
that:

         (a) Organization and Good Standing. Seller is a corporation duly
             ------------------------------
organized and validly existing in good standing under the laws of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement.

         (b) Due Qualification. Seller is not  required to qualify to do
             -----------------
business as a foreign corporation in any state or to obtain any licenses or approvals in any jurisdiction in order to conduct its business.

         (c) Due Authorization. The execution and delivery of this Agreement and
             -----------------
the Receivables Purchase Agreement and the consummation of the transactions provided for herein and therein have been duly authorized by Seller by all necessary corporate action on the part of Seller.

         (d) No Conflict. The execution and delivery of this Agreement and the
             -----------
Receivables Purchase Agreement, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Seller is a party or by which it or any of its property is bound.

         (e) No Violation. The execution and delivery of this Agreement and the
             ------------
Receivables Purchase Agreement, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Seller.

         (f) No Proceedings. There are no proceedings or investigations pending
             --------------
or, to the best knowledge of Seller, threatened against Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Receivables Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Receivables Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Seller, would materially and adversely affect the performance by Seller of its obligations under this Agreement or the Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Receivables Purchase Agreement or (v) seeking to impose income taxes on the Issuer (other than as a wholly-owned subsidiary of Seller).

         (g) Eligibility of Accounts. As of the Initial FCMT Cut-Off Date, each
             -----------------------
Account then existing was an Eligible Account.

         (h) All Consents Required. All approvals, authorizations, consents,
             ---------------------
orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of or terms hereof, have been obtained.

         (i) Bulk Sales.  The  execution,  delivery and  performance of this
             ----------
Agreement do not require compliance with any "bulk sales" law by Seller.

         (j) Solvency. The transactions under this Agreement do not and will not
             --------
render Seller insolvent, nor have such transactions been entered into in contemplation of the Seller's insolvency.

         (k) Selection  Procedures.  No selection  procedures  believed by
             ---------------------
Seller to be materially adverse to the interests of the Issuer or the Noteholders were utilized by Seller in selecting the Accounts.

The representations and warranties set forth in this Section 2.3 shall survive
                                                     -----------
the transfer of the Trust Assets to the Issuer. Upon discovery by Seller, the Servicer or the Owner Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others and any Enhancement Provider. Seller hereby represents and warrants, with respect to any Series, as of the Closing Date with respect to such Series, unless otherwise stated in the related Indenture Supplement, that the representations and warranties of Seller set forth in this
Section 2.3 will be true and correct as of such date.
-----------

         Section 2.4 Representations and Warranties of Seller Relating to this
                     ---------------------------------------------------------
Agreement and the Receivables.
-----------------------------

         (a) Binding Obligation; Valid Transfer and Security Interest. Seller
             --------------------------------------------------------
hereby represents and warrants as of each date the representations are made or deemed made in Sections 4.1(e), (j) and (k) of the Receivables Purchase
               ---------------  ---     ---
Agreement that such representations are true and correct. Seller hereby represents and warrants to the Issuer that, as of the Initial Closing Date and, with respect to any Series issued after the Initial Closing Date, unless otherwise stated in the related Indenture Supplement, as of the Closing Date for such Series:

             (i) This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

             (ii) This Agreement constitutes either (A) a valid transfer to the Issuer of all right, title and interest of Seller in, to and under the Trust Assets, and such property will be held by the Issuer free and clear of any Lien of any Person claiming through or under Seller or its Affiliates, except for (w) the interests of the FCMT Trustee, the Indenture Trustee and the Noteholders, (x) Liens permitted under
         Section 2.5(b), (y) the Seller Interest and (z) Seller's right to
         --------------
         receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in the Transaction

         Documents or (B) a grant of a security interest in such property to the Issuer, which is enforceable with respect to (i) upon execution and delivery of this Agreement, the Collateral Certificate, all monies due or to become due with respect thereto and other proceeds thereof, (ii) upon the FCMT Termination Date, the then existing Receivables, all monies due or to become due with respect thereto, the Collections, Recoveries and other proceeds thereof, and Insurance Proceeds relating thereto and (iii) thereafter, at the time new Receivables arise, with respect to such Receivables, all monies due or to become due with respect thereto, and the Collections, Recoveries and other proceeds thereof and Insurance Proceeds relating thereto. If this Agreement constitutes the grant of a security interest to the Issuer in such property, upon the filing of the financing statements described in
         Section 2.1 and in the case of the Receivables hereafter arising in the
         -----------
         Accounts and proceeds thereof and Insurance Proceeds relating to such Receivables, as the same arise, the Issuer shall have a first priority perfected security interest in such property, except for Liens permitted under Section 2.5(b). Neither Seller nor any Person claiming
                         -------------
         through or under Seller shall have any claim to or interest in the Collection Account, the Excess Funding Account or any Series Account, except for Seller's right to receive interest accruing on, and investment earnings in respect of, the Collection Account, the Excess Funding Account or any Series Account, as provided in the Transaction Documents, Seller's right to receive payments from the Collection Account or any Series Account in accordance with the provisions of the Indenture, and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of Seller in such property as a debtor for purposes of the UCC as in effect in the applicable jurisdiction. Without limiting the generality of the foregoing, from and after the FCMT Termination Date, the representations and warranties specified in Schedule 2 are true and
                                                     ----------
         correct.

         (b) Eligibility of Receivables. Seller hereby represents and warrants
             ---------------------------
as of each date the representations are made or deemed made in Section 4.1(l) of
                                                               -------------
the Receivables Purchase Agreement (other than the first sentence thereof) that such representations are true and correct. As of the FCMT Termination Date, Seller agrees that all representations and warranties made by it with respect to any Account or Receivable pursuant to Section 2.4 of the Pooling and Servicing
                                      -----------
Agreement shall be deemed for all purposes (including the reassignment obligations under Section 2.4(e)) to have been made pursuant to this Agreement
                  --------------
as of the day when each was made or deemed made, as if this Agreement had been in effect on that day. Thereafter, each day on which any new Receivable is transferred by Seller to the Issuer, Seller shall be deemed to represent and warrant to the Issuer that (i) each Receivable transferred on such day is an Eligible Receivable, (ii) each Receivable transferred on such day has been transferred to the Issuer free and clear of any Lien of any Person (other than Liens permitted under Section 2.5(b), the Seller Interest and Seller's right to
                      -------------
receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account, as provided in the Transaction

Documents) and in compliance, in all material respects, with all Requirements of Law applicable to Seller, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the transfer of such Receivable to the Issuer have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in Section 2.4(a)
                                                                -------------
are true and correct with respect to each Receivable transferred on such day as if made on such day.

         (c)  Notice of Breach. The representations and warranties set forth in
              ----------------
this Section 2.4 shall survive the transfer of the respective Receivables to the
     -----------
Issuer. Upon discovery by Seller, the Servicer or the Owner Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others and any Enhancement Provider.

         (d)  Reassignment of Ineligible Receivables.
              --------------------------------------

         (i)  Reassignment of Receivables. In the event any representation or
              ---------------------------
warranty contained in Section 2.4(b) is not true and correct in any material
                      --------------
respect as of the date specified therein with respect to any Receivable or the related Account unless cured within sixty (60) days (or such longer period, not in excess of 120 days, as may be agreed to by the Indenture Trustee) after the earliest to occur of the discovery thereof by Seller or receipt by Seller of written notice thereof given by the Owner Trustee, the Indenture Trustee or the Servicer, or the date on which the RPA Seller is required to make any corresponding purchase under the Receivables Purchase Agreement, then Seller shall accept reassignment of all Receivables in the related Account ("Ineligible
                                                                      ----------
Receivables") on the terms and conditions set forth in paragraph (ii) below.
-----------
Notwithstanding anything contained in this Section 2.4(d) to the contrary, in
                                           -------------
the event of breach of any representation and warranty set forth in Section
                                                                    -------
2.4(b) with respect to any Receivable having been conveyed to Seller or the
-----
Issuer free and clear of any Lien of any Person claiming through or under Seller and its Affiliates and in compliance in all material respects with all Requirements of Law applicable to RPA Seller or Seller, immediately upon the earlier to occur of the discovery of such breach by Seller or receipt by Seller of written notice of such breach given by the Owner Trustee, the Indenture Trustee or the Servicer, Seller shall repurchase and the Owner Trustee shall convey, without recourse, representation or warranty, all of the Owner Trustee's right, title and interest in each Ineligible Receivable, and the Servicer shall promptly notify the Rating Agencies of such event.

         (ii) Price of Reassignment. The Servicer shall deduct the portion of
              ---------------------
such Ineligible Receivables reassigned to the Seller which are Principal Receivables from the aggregate amount of the Principal Receivables used to calculate the Seller Amount and the various Allocation Percentages. If the exclusion of an Ineligible Receivable from the calculation of the Seller Amount would cause the Seller Amount to be less than the Minimum Seller Amount, then Seller shall, on the date of retransfer of such Ineligible Receivable, make a deposit in the Collection Account (for allocation pursuant to the Indenture) in immediately available funds in an amount equal to the Shortfall Amount to the extent Seller has received such funds from RPA Seller under the Receivables Purchase Agreement, and, if Seller has not received such funds, to the extent Seller has funds available for such purpose after amounts payable to Securityholders (as defined in the Receivables Purchase Agreement) have been paid in full. The amounts so deposited are to be treated for all purposes hereof as Collections on such Ineligible Receivables.

         Upon reassignment of any Ineligible Receivable, the Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Ineligible Receivable, all Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Issuer as collected in full as of the date on which it was transferred. The obligation of Seller to accept reassignment of any Ineligible Receivables conveyed to the Issuer by Seller, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Issuer, the Noteholders (or the Owner Trustee on behalf of the Noteholders) or any Series Enhancer. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Seller to effect the conveyance of such Ineligible Receivables pursuant to this Section
                                                                      -------
2.4(d), but only upon receipt of an Officer's Certificate from Seller that
-----
states that all conditions set forth in Section 2.5 have been satisfied. Each
                                        -----------
party hereto agrees that the failure by the Seller to make the deposit in accordance with this Section 2.4(d) shall not give rise to any claim against the
                     -------------
Seller.

         (e) Reassignment of Issuer Portfolio. If any representation or warranty
             --------------------------------
of a Seller set forth in Section 2.4(a) is not true and correct in any material
                         -------------
respect and such breach has a material adverse effect on the Receivables or the availability of the proceeds thereof to the Issuer (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Owner Trustee, the Indenture Trustee or the Holders of Notes holding not less than 50% of the aggregate principal amount of all Outstanding Notes, by notice then given to Seller and the Servicer (and to the Owner Trustee and Indenture Trustee if given by the Noteholders), may direct Seller to accept a reassignment of the Receivables conveyed to the Issuer by Seller if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), and upon those conditions Seller shall be obligated to accept such reassignment on the terms set forth below; provided, however, that the Receivables will not be reassigned
                 --------  -------
to Seller if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered to the Owner Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

         Seller shall deposit in the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on the Transfer Date for the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the deposit amount for the reassignment to the extent Seller has received such funds from RPA Seller under the Receivables Purchase Agreement, and, if Seller has not received such funds, to the extent Seller has funds available for such purpose after amounts payable to Securityholders (as defined in the Receivables Purchase Agreement) have been paid in full. The deposit amount for such reassignment will be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Noteholders on such Distribution Date in accordance with the terms of each Indenture Supplement. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the Seller to accept a reassignment of the Receivables as provided above, the obligation of Seller to accept such reassignment pursuant to this Section 2.4(e) and to make the deposit required to
                              -------------
be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.4(e) available to the Noteholders (or the Owner Trustee or
        -------------
Indenture Trustee on behalf of the Noteholders) or any Series Enhancer. Upon reassignment of the Receivables on such Distribution Date, the Issuer shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Receivables and Recoveries allocable to the Issuer, and all monies and amounts due or to become due with respect thereto and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such property pursuant to this Section. Each party hereto agrees that the failure by the Seller to make the deposit in accordance with this
Section 2.4(e) shall not give rise to any claim against the Seller.
-------------

         (f) Seller will not add additional RPA Seller parties to the Receivables Purchase Agreement, and not become a party to a new receivables purchase agreement with any party other than FCNB, without first satisfying the Rating Agency Condition.

         (g) Seller will be adequately capitalized to engage in the transactions contemplated by its Certificate of Incorporation.

         Section 2.5. Covenants of Seller. Seller hereby covenants that:
                      -------------------

         (a) Receivables to be Accounts. Seller will take no action to cause any
             --------------------------
Receivable to be characterized as anything other than an "account" (as defined in the UCC as in effect in the applicable jurisdiction). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder.

         (b) Security Interests. Except for the transfers hereunder and under
             ------------------
the Transfer and Servicing Agreement, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter transferred to the Issuer, or any interest therein. Seller will immediately notify the Owner Trustee of the existence of any Lien on any Receivable; and Seller shall defend the right, title and interest of the Issuer in, to and under the Receivables, whether now existing or hereafter transferred to the Issuer, against all claims of third parties; provided, however, that nothing in this Section 2.5(b) shall
                  --------  -------                       -------------
prevent or be deemed to prohibit Seller from suffering to exist upon any of the Receivables any Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided further, however, that nothing in this Section 2.5(b) shall prevent or
-------- -------  -------                       --------------
be deemed to prohibit Seller from granting a participation interest in the Seller Interest.

         (c) Account Allocations. If Seller is unable for any reason to transfer
             -------------------
Receivables to the Issuer in accordance with the provisions of this Agreement (including by reason of the occurrence of an Insolvency Event) then Seller agrees that, solely for purposes of payments under this Agreement, it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account (it being understood that the foregoing allocation does not affect, with respect to any obligor, the priority of application of cardholder payments provided for in the related Cardholder Agreement(s)) and to have such payments applied as Collections in accordance with the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Issuer, or which would have been conveyed to the Issuer but for the above described inability to transfer such Receivables, shall continue to be a part of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with the Indenture.

         (d) Delivery of Collections. Seller agrees to pay to the Servicer (if
             -----------------------
the Servicer is not then First Consumers National Bank) promptly (but in no event later than two Business Days after receipt) all Collections received by Seller in respect of the Receivables.

         (e) Finance Charges and Other Fees. Seller agrees that, except as
             ------------------------------
otherwise required by any Requirement of Law or as is deemed by Seller to be advisable for its MasterCard and VISA programs based on a good faith assessment by Seller of the various factors impacting the use of its MasterCard and VISA cards, Seller shall not permit FCNB to reduce at any time (i) the Finance Charges assessed in respect of any Accounts, or (ii) any other fees charged on any of the Accounts if, as a result of such reduction, FCNB's reasonable expectation of the Portfolio Yield in respect of any Series as of such date would be less than the current Base Rate applicable to such Series.

         (f) Cardholder Agreements and Cardholder Guidelines. Seller agrees to
             -----------------------------------------------
comply with and perform its obligations under the Cardholder Agreements relating to the Accounts and the Cardholder Guidelines, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the Issuer the Noteholders under the Transaction Documents. In that regard, except as aforesaid, and so long as such changes are made applicable to the comparable segments of those MasterCard and VISA accounts owned and serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are subject hereto (if any), Seller shall be free to change the terms and provisions of such Cardholder Agreements or the Cardholder Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs). FCNB shall provide to each Rating Agency written notice of any such change that (i) lowers the periodic finance charge rate used to calculate Finance Charges on any Account or changes the minimum monthly payment applicable to any Account; (2) changes any periodic finance charge rate used to calculate Finance Charges on any Account from a floating rate to a fixed rate or from a fixed rate to a floating rate; (3) reduces any Cardholder Fees, Cash Advance Fees or other fees applicable to any Account or
(4) changes the calculation of the amount, or the timing, of charge offs.

         (g) Sale Treatment.  Seller agrees to treat the conveyance of
             --------------
Receivables hereunder as a sale for accounting purposes.

         (h) Compliance with Law. Seller hereby agrees to comply in all material
             -------------------
respects with all Requirements of Law applicable to Seller.

         (i) Activities of Seller. Seller shall not engage in any business or
             --------------------
activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated and authorized by the Transaction Documents or which is otherwise a Permitted Transaction.

         (j) Indebtedness.  Seller shall not create, incur, assume or suffer to
             ------------
exist any Indebtedness or other liability whatsoever, except (i) owing to the Issuer under this Agreement or the Receivables Purchase obligations incurred or Agreement,

(ii) liabilities incident to the maintenance of its corporate existence in good standing and the ownership of the Receivables, (iii) obligations incident to a Permitted Transaction or (iv) obligations to FCNB or Spiegel evidenced by a Subordinated Note.

         (k) Guarantees. Seller shall not become or remain liable, directly or
             ----------
contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except incident to a Permitted Transaction.

         (l) Investments. Seller shall not make or suffer to exist any loans or
             -----------
advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases of Receivables pursuant to the Receivables Purchase Agreement, (ii) for investments in Permitted Investments in accordance with the terms of this Agreement or (iii) pursuant to a Permitted Transaction.

         (m) Distributions. Seller shall not declare or pay, directly or
             -------------
indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of Seller or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default or Pay Out Event has occurred and is continuing and no Event of Default or Pay Out Event would occur as a result thereof or after giving effect thereto, Seller may declare and pay dividends on its capital stock.

         (n) Agreements. Seller shall not become a party to, or permit any of
             ----------
its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents and except incidental to a Permitted Transaction or amend or modify the provisions of its Certificate of Incorporation or issue any power of attorney except to the Owner Trustee or to the Servicer.

         (o) Receivables  Purchase Agreement.  Seller shall not give any consent
             -------------------------------
to FCNB under the Receivables Purchase Agreement unless the Rating Agency Condition is satisfied with respect thereto.

         (p) Separate Corporate Existence. Seller shall:
             ----------------------------

             (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of

         Seller will not be diverted to any other Person or for other than corporate uses of Seller except for dividends allowed under Section
                                                                     -------
         2.5(m).
         ------

                  (ii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iii) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions (other than this Agreement and the Receivables Purchase Agreement) between Seller and any of its Affiliates shall be only on an arm's length basis.

                  (iv) Maintain a principal executive and administrative office through which its business is conducted separate from those of its Affiliates. To the extent that Seller and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                  (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                  (vi)   Conduct its own business in its own name.

                  (vii)  Use separate stationary, invoices and checks.

                  (viii) Hold itself out as a separate entity.

         (q) Location of Records. Seller (i) shall not move outside the State of
             -------------------
Delaware the location of its chief executive office without 45 days' prior written notice to the Owner Trustee and (ii) will promptly take all actions required (including but not limited to all filings and other acts necessary or advisable under the UCC of each applicable jurisdiction) in order to continue the first priority perfected ownership interest of the Noteholders in all Receivables now owned or hereunder created. Seller will give the Owner Trustee prompt notice of a change within the State of Delaware of the location of its chief executive office.

         Section 2.6. Addition of Accounts.
                      --------------------

         (a) If, on any day after the FCMT Termination Date, the Aggregate Principal Balance is less than the Minimum Aggregate Principal Balance, either Seller or the Servicer (whichever shall first become aware of same) promptly shall give the Owner Trustee written notice thereof, and as soon as practicable (but in no event later than 10 days thereafter) Seller shall designate additional Eligible Accounts ("Additional Accounts") to be included as Accounts
                               -------------------
and shall transfer the Receivables in such Additional Accounts to the Issuer, in a sufficient amount so that the Aggregate Principal Balance on such day would have, if the Receivables from such Additional Accounts had been transferred to the Issuer on or prior to such day, at least equaled the Minimum Aggregate Principal Balance.

         (b) In addition to its obligation under Section 2.6(a), Seller may, but
                                                 --------------
shall not be obligated to, from time to time, designate Additional Accounts to be included as Accounts, so long as after giving effect to such addition not more than 20% of the Receivables, by outstanding balance, will be 30 or more days delinquent (and for this purpose, Receivables in an Account shall be considered delinquent if less than 100% of a required payment was received).

         (c) Seller agrees that any Receivables from Additional Accounts shall be transferred by Seller to the Issuer under Section 2.6(a), (b) or (e) upon and
                                             --------------  ---    ---
subject to the following conditions:

             (i)  On or before the fifth Business Day (the "Notice Date")
                                                            -----------
         prior to the Addition Date in respect of Additional Accounts added pursuant to Section 2.6(a) or (b), Seller shall give the Owner Trustee and the Servicer (if a Person other than Seller) written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

             (ii) Seller (A) shall transfer to the Issuer Receivables only in Eligible Accounts, and (B) shall, if such designation of Additional Accounts is made pursuant to Section 2.6(b) or (e) and if the addition
                                      --------------    ---
         of such Additional Accounts

                        (1) would cause the quotient (the "Annual Quotient")
                                                           ---------------
                  of (x) the sum of the Annual Account Additions after giving effect to such addition, plus the related Base Amount, divided by (y) the related Base Amount to exceed 1.20, or

                        (2) would cause the quotient (the "Quarterly
                                                           ---------
                  Quotient") of (x) the sum of the Quarterly Account Additions
                  --------
                  after giving effect to such addition plus the related Base Amount divided by (y) the related Base Amount to exceed 1.15;

         in either case, deliver a letter from each Rating Agency to the Indenture Trustee by the Addition Date confirming that the Rating Agency Condition has been satisfied with respect to the addition of such Additional Accounts;

                  (iii) On or prior to the Addition Date, in respect of Additional Accounts added pursuant to Section 2.6(a) or (b), Seller
                                               --------------    ---
         shall have delivered to the Owner Trustee a written Assignment Agreement (including an acceptance by the Owner Trustee on behalf of the Issuer for the benefit of the Noteholders) in substantially the form of Exhibit A (the "Assignment Agreement") and shall have indicated
                 ---------       --------------------
         in its books and records, including the computer files of the Receivables, that the Receivables created in connection with the Additional Accounts have been transferred by Seller to the Issuer; and shall have delivered to the Owner Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number, and the aggregate amount of the Receivables and the aggregate amount of Principal Receivables in such Additional Accounts, as of the Addition Date in respect of Additional Accounts added pursuant to Section 2.6(a) or (b), which computer file
                                    --------------    ---
         or microfiche list shall be marked as Schedule 1 to the Assignment
                                               ----------
         Agreement, delivered to the Owner Trustee as confidential and proprietary, shall be as of the date of such Assignment Agreement and incorporated into and made a part of such Assignment Agreement and this Agreement;

                  (iv) Seller shall be deemed to represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, (y) no selection procedures reasonably believed by Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts from the available Eligible Accounts, and (z) as of the Addition Date, Seller is not insolvent and will not be rendered insolvent by adding any such Additional Account;

                  (v) Seller shall be deemed to represent and warrant that, as of the Addition Date, the representations and warranties set out in
         Schedule 2 are correct; and, without limiting the generality of the
         ----------
         foregoing, the Assignment Agreement constitutes either (x) a valid transfer to the Issuer of all right, title and interest of Seller in, to and under the Receivables then existing and thereafter arising in respect of the Additional Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), and all proceeds of such Receivables and Insurance Proceeds relating thereto, and such property will be owned by the Issuer free and clear of any Lien of any Person, except for (i) Liens permitted under Section 2.5(b), (ii) the Seller Interest and (iii)
                         --------------
         Seller's right to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account, as provided in this Agreement and any Indenture Supplement, or (y) a grant of a security interest in such property to the Issuer, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect thereto, the proceeds thereof and Recoveries and Insurance Proceeds relating thereto upon the transfer of such Receivables to the Issuer, and which will be enforceable with respect to the Receivables thereafter transferred in respect of Additional Accounts, the proceeds thereof and Insurance Proceeds relating thereto upon such transfer; and (z) if the Assignment Agreement constitutes the grant of a security interest to the Issuer in such property, upon the filing of a financing statement as described in
         Section 2.1 with respect to such Additional Accounts and in the case of
         -----------
         the Receivables of Additional Accounts thereafter transferred and the proceeds thereof, and Insurance Proceeds relating to such Receivables, upon such transfer, the Issuer shall have a first priority perfected security interest in such property, except for Liens permitted under
         Section 2.5(b), the Seller Interest and Seller's right to receive
         --------------
         interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account, as provided in this Agreement and any Indenture Supplement;

             (vi) Seller shall, on the Addition Date for Additional Accounts added pursuant to Section 2.6(a) or (b), deliver a certificate of a
                           --------------    ---
         Vice President or more senior officer confirming the items set forth in paragraphs (ii), (iii), (iv) and (v) above; and
                    ----  -----  ----     ---

             (vii) Seller shall, on the Addition Date for Additional Accounts added pursuant to Section 2.6(a) or (b), deliver an Opinion of Counsel
                           --------------    ---
         with respect to the Receivables in the Additional Accounts to the Owner Trustee substantially in the form of Exhibit F-2, and which shall be
                                              -----------
         reasonably acceptable to the Rating Agencies.

         (d) Seller shall provide to each Rating Agency and to each Enhancement Provider prior written notice each time Additional Accounts are added pursuant to Section 2.6(a) or (b).
   --------------    ---

         (e) In addition to the occasional designation of Additional Accounts as required or permitted pursuant to Sections 2.6(a) and (b), Seller agrees that
                                  ---------------     ---
each new MasterCard or VISA account originated in the normal course of FCNB's business after the FCMT Termination Date, where the Receivables with respect to such accounts are purchased by Seller pursuant to the Receivables Purchase Agreement, shall automatically be included as an Account (and the Trust Assets arising thereunder automatically transferred to the Issuer) effective on the date on which such account is created; provided, however, that such automatic inclusion
                               --------  -------
and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the transfer to the Issuer of the Receivables in such Account, if such Accounts had been designated by Seller pursuant to Section 2.6(b), would have caused the limitations set forth
                   --------------
in Section 2.6(c)(ii) to be exceeded (unless there shall have been delivered to
   ------------------
the Indenture Trustee a letter from each Rating Agency confirming the Rating Agency Condition has been satisfied with respect to the addition of such Additional Account), or (iii) Seller otherwise designates such account as an account which is not to be included as an Account pursuant to this Section
                                                                   -------
2.6(e). On or before the fifth Business Day of each month next succeeding a
------
calendar month in which Accounts were included pursuant to the preceding sentence, Seller shall indicate in its computer files of the receivables that the Receivables created in connection with such included Accounts have been transferred to the Issuer. Seller, at its option, may, by providing written notice to the Owner Trustee and the Servicer, terminate or suspend the inclusion of Additional Accounts added pursuant to Section 2.6(e) at any time.
                                         --------------

         Section 2.7. Removal of Accounts.
                      -------------------

         (a) Subject to the conditions set forth below, after the FCMT Termination Date, Seller may designate from time to time Accounts no longer to be designated for inclusion in the Issuer (the "Removed Accounts"); provided,
                                                ----------------    --------
however, that Seller shall not make more than one such designation in any
-------
Monthly Period. On or before the fifth Business Day (the "Removal Notice Date")
                                                          -------------------
prior to the date on which Removed Accounts shall be designated (the "Removal
                                                                      -------
Date"), Seller shall give the Owner Trustee, the Servicer and each Enhancement
----
Provider written notice that the Receivables from such Removed Accounts are to be retransferred to Seller.

         (b) Seller shall be permitted to designate and require retransfer to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

             (i)  If the Accounts to be removed have outstanding
         Receivables, Seller shall satisfy the Rating Agency Condition with respect thereto by such Removal Date;

             (ii) on each Removal Date, the Owner Trustee shall deliver to Seller a written Reassignment Agreement in substantially the form of Exhibit B (the "Reassignment Agreement") prepared by Seller, and Seller
         ---------       ----------------------
         shall deliver to the Owner Trustee a computer file, microfiche or written list containing a true and complete schedule identifying all Removed Accounts specifying for each such Removed Account, as of the Removal Notice Date, its account number and the Receivable balance thereof. Such computer file, microfiche or written list shall be as of the date of such Reassignment Agreement incorporated into and made a part of this Agreement;

                  (iii) Seller shall represent and warrant as of each Removal Date that (A) the list of Removed Accounts, as of the Removal Notice Date, complies in all material respects with the requirements of (ii) above; (B) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience, and no selection procedure used by Seller which is adverse to the interests of the Noteholders was utilized in selecting the Removed Accounts; and (C) as of the Removal Notice Date and as of the Removal Date, Seller is not insolvent and such removal was not made in contemplation of the Seller's insolvency;

                  (iv) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of Seller, cause a Pay Out Event to occur, or an event which with notice or lapse of time or both would constitute a Pay Out Event;

                  (v) The Aggregate Principal Balance shall not be less than the Minimum Aggregate Principal Balance after giving effect to such removal;

                  (vi) Seller shall have delivered to the Owner Trustee and to each Enhancement Provider a certificate of an officer of Seller confirming the items set forth in (i) through (v) above. The Owner Trustee may conclusively rely on such certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

                  (vii) such other conditions and restrictions as may at any time be specified in an Officer's Certificate of the Seller delivered to the Owner Trustee shall have been satisfied, it being understood that (i) no such additional conditions or restrictions may conflict with or override any of the conditions and restrictions specified above, and (ii) upon delivery of such an Officer's Certificate to the Owner Trustee, the additional conditions and restrictions specified therein shall be deemed to be incorporated by reference into and become a part of this Agreement.

         Upon satisfaction of the above conditions, the Owner Trustee shall execute and deliver the Reassignment Agreement to Seller, and the Receivables from the Removed Accounts shall no longer constitute a part of the Issuer.

         (d) On and after the FCMT Termination Date, on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds of such Receivables allocable to the Trust with respect to such Receivable, excluding Recoveries relating thereto, which shall remain a part of the Trust Assets.

         Section 2.8. Discount Option. (a) Seller shall have the option to
                      ---------------
designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables
 -------------------
created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). Seller shall also have the option
              ---------------------------
of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date. Seller shall provide to the Servicer, the Owner Trustee and any Rating Agency 30 days' prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in the reasonable belief of Seller would cause a Pay Out Event with respect to any series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event with respect to any Series or (ii) unless the Rating Agency Condition shall not have been satisfied with respect to such designation; provided that
                                                                --------
for this purpose Moody's shall not be deemed to be a "Rating Agency."

         (b) After the Discount Option Date, Seller shall treat Discount Option Receivable Collections as Collections of Finance Charge Receivables.

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Prior to the FCMT Termination Date, the Receivables shall be serviced as provided in the Pooling and Servicing Agreement, and this Article III will have no effect. On and after the FCMT Termination Date:

         Section 3.1. Acceptance of Appointment and Other Matters Relating to
                      -------------------------------------------------------
the Servicer.
------------

         (a) FCNB agrees to act as the Servicer under this Agreement. The Noteholders by their acceptance of the Notes consent to FCNB's acting as Servicer.

         (b) Subject to the provisions of this Agreement, the Servicer shall service and administer the Receivables and shall collect payments due under the Collateral Certificate and the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Cardholder Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 7.1, the Servicer is hereby
                                           -----------
authorized and empowered (i) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to
Section 7.1, to make withdrawals from the Collection Account as set forth in
-----------
this Agreement, (ii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.1, to instruct the Indenture Trustee to make withdrawals and payments from the Series Accounts in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.1, to instruct the Indenture Trustee in writing as provided herein, and (iv) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.1, to execute and
                                                    -----------
deliver, on behalf of the Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (c) If Seller is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement (including by reason of the occurrence of an Insolvency Event), the Servicer agrees to allocate and pay to the Issuer, after such date, all Collections as contemplated by Section
                                                                       -------
2.5(c).
------

         (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

         (e) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

         Section 3.2. Servicing Compensation. As compensation for its servicing
                      ----------------------
activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period (or portion thereof) prior to the termination of the Issuer pursuant to the Indenture (the "Monthly Servicing Fee").

The share of the Monthly Servicing Fee allocable to each Series of Notes with respect to any Monthly Period (or portion thereof) shall be payable on the related Distribution Date and, with respect to each Series (unless provided in the related Indenture Supplement), shall be equal to the amount specified in the related Indenture Supplement (the "Investor Monthly Servicing Fee"). The share
                                   ------------------------------
of the Monthly Servicing Fee allocable to the Holder of the Seller Interest with respect to any Monthly Period (or portion thereof) shall be equal to one-twelfth of the product of (A) Seller Amount minus the sum of the Excess Funding Amount and the balance on deposit in the Principal Collections Subaccount, and (B) the weighted average of the Servicing Fee Rates with respect to each Series of Notes then outstanding (the "Monthly Seller Servicing Fee"). The Monthly Servicing Fee
                       ----------------------------
shall equal the sum of (x) the aggregate amount of Investor Monthly Servicing Fees with respect to each Series then outstanding and (y) the Monthly Seller Servicing Fee. The Investor Monthly Servicing Fee with respect to any Series is payable in arrears on the related Distribution Date (unless otherwise provided in the related Indenture Supplement) and the Monthly Seller Servicing Fee is payable in arrears no later than the last Distribution Date with respect to any Series occurring in a Monthly Period. The Monthly Seller Servicing Fee and, unless otherwise provided in an Indenture Supplement, each Investor Monthly Servicing Fee, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The Servicer's expenses include the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided that the Servicer shall not
                                          --------
be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         Section 3.3. Representations; Warranties and Covenants of the Servicer.
                      ---------------------------------------------------------
FCNB, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make, the following representations and warranties and covenants on which the Owner Trustee has relied in accepting the Receivables in trust and in authenticating Notes:

         (a) Organization and Good Standing. The Servicer is duly organized,
             ------------------------------
validly existing and in good standing under the laws of its jurisdiction of organization, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Servicer is qualified as a foreign banking
             -----------------
association or other entity in any state where it is required to be so qualified to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of the Servicer to comply with the terms of this Agreement.

         (c) Due Authorization. The execution, delivery, and performance of this
             -----------------
Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

         (d) Binding Obligation. This Agreement constitutes the legal, valid and
             ------------------
binding obligations of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (e) No Violation. The execution and delivery of this Agreement by the
             ------------
Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         (f) No Proceedings. There are no proceedings or investigations pending
             --------------
or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

         (g) Rescission and Cancellation. Other than pursuant to and in
             ---------------------------
accordance with the Cardholder Guidelines, the Servicer shall not rescind or cancel any Receivable unless such rescission or cancellation shall have been ordered or directed by a Governmental Authority.

         (h) Other Actions. Other than pursuant to and in accordance with the
             -------------
Cardholder Guidelines and as otherwise specifically permitted by this Agreement, the Servicer shall not (i) take or fail to take any action if such action or failure to act would impair the rights of the Issuer in any Receivable, or (ii) revise or defer any payment due in respect of any Receivable.

         (i) Compliance  with  Requirements  of Law. The Servicer  shall duly
             --------------------------------------
satisfy all obligations on its part to be fulfilled under or in connection with the Receivables or Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the Noteholders.

         Section 3.4. Reports and Records for the Indenture Trustee; Bank
                      ---------------------------------------------------
Account Statements.
-------------------

         (a) Daily Reports. On each Business Day, the Servicer shall prepare and
             -------------
make available at the office of the Servicer for inspection by the Indenture Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

         (b) Monthly Servicer's Certificate. Unless otherwise stated in the
             ------------------------------
related Indenture Supplement with respect to any Series, on each Determination Date, the Servicer shall forward to the Indenture Trustee, the Paying Agent, any Rating Agency and any Enhancement Provider a certificate of a Servicing Officer substantially in the form of Exhibit C.
                             ---------

         Section 3.5. Annual Servicer's Certificate. Unless the Servicer has
                      -----------------------------
been relieved of all of its obligations under this Agreement because the final Series has been repaid during the prior calendar year, the Servicer will deliver to the Indenture Trustee, any Enhancement Provider and any Rating Agency on or before April 30 of each calendar year, beginning with April 30, 2002, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a
                                                   ---------
review of the activities of the Servicer during the preceding calendar year (or, with respect to the certificate to be delivered on April 30, 2002, since the Issuer's inception) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.6. Annual Independent Public Accountants' Servicing Report.
                      -------------------------------------------------------

         (a) Unless the Servicer has been relieved of all of its obligations under this Agreement because the final Series has been repaid during the prior calendar year, on or before April 30 of each calendar year after the year during which the FCMT Termination Date occurs, the Servicer shall cause KPMG LLP or another firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Seller) to furnish a report covering the preceding annual period to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Accounts under this Agreement (and Pooling and Servicing Agreement, if applicable), compared the information contained in the Servicer's certificates (excluding Servicer's certificates for any Series that has been repaid during the prior calendar year) delivered during the period covered by such report (which shall be the period from January 1, to and including December 31 of such calendar year) with such documents and records in each case as specified in Exhibit E. In addition, each report shall set forth the agreed-upon
             ---------
procedures performed. A copy of such report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. In addition, the Servicer shall cause such accountants to furnish a copy of such report to each Rating Agency and to each Enhancement Provider.

         (b) On or before April 30 of each calendar year, beginning with April 30, 2002, the Servicer shall cause KPMG LLP or another firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Seller) to furnish a report to the Indenture Trustee to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section
                                                                        -------
3.4(b) during the period covered by such report (which shall be the period from
------
January 1, to and including December 31 of such calendar year) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Noteholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. In addition, the Servicer shall cause such accountants to furnish a copy of such report to each Rating Agency and to each Enhancement Provider.

         Section 3.7. Tax Treatment. Seller has structured this Agreement and
                      -------------
the Notes to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Notes will constitute indebtedness of Seller for federal income and state and local tax purposes; and Seller and each Noteholder by acceptance of its Note agrees to recognize and report the Notes as indebtedness of Seller for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

         Section 3.8. Notices to Seller. In the event that FCNB is no longer
                      -----------------
acting as Servicer, any Successor Servicer appointed pursuant to Section 7.2
                                                                 -----------
shall deliver or make available to Seller each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5
                                                              ------------  ---
and 3.6.
    ---

         Section 3.9. Reports to the Commission. The Servicer shall, on behalf
                      -------------------------
of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder. Seller shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings. The Issuer agrees to cooperate with the Servicer in connection with such filings.

                                   ARTICLE IV

                        OTHER MATTERS RELATING TO SELLER

         Section 4.1. Liability of Seller. Seller shall be liable in accordance
                      -------------------
herewith to the extent, and only to the extent, of the obligations specifically undertaken by Seller hereunder.

         Section 4.2. Merger or Consolidation of, or Assumption of the
                      ------------------------------------------------
Obligations of, Seller etc.
--------------------------

         (a) Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

             (i) the Person formed by such consolidation or into which Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, in form satisfactory to the Owner Trustee, the performance of every covenant and obligation of Seller, as applicable hereunder, and shall benefit from all the rights granted to Seller, as applicable hereunder. To the extent that any right, covenant or obligation of Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 4.2
                                                                   -----------
         to a successor entity, Section 6.1 hereof shall be applied by reference
                                -----------
         to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as such be set forth in the officer's certificate described in Section 4.2(a)(ii);
                                            ------------------

          (ii) Seller shall have delivered to the Indenture Trustee an Officer's Certificate of Seller and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.2 and that all conditions
                                             -----------
     precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to Seller; and

          (iii) Seller shall have delivered notice of such consolidation, merger, conveyance or transfer to each Rating Agency, and the Rating Agency Condition shall have been satisfied; it being understood that a sale, transfer, assignment, participation, pledge or other disposition of the Seller Interest or the issuance of a Supplemental Certificate permitted by
     Section 3.4 of the Trust Agreement shall not be deemed to be a conveyance
     -----------
     or transfer of the Seller's property substantially as an entirety for purposes of this Section 4.2.
                      -----------

it being understood that a sale, transfer, assignment, participation, pledge or other disposition of the Seller Interest or the issuance of a Supplemental Certificate permitted by Section 3.4 of the Trust Agreement shall not be deemed to be a conveyance or transfer of the Seller's property substantially as an entirety for purposes of this Section 4.2.
                              -----------

     (b) The obligations of Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of Seller hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

     Section 4.3. Limitation on Liability of Seller. Neither Seller nor any of
                  ---------------------------------
the directors or officers or employees or agents of Seller shall be under any liability to the Issuer, the Owner Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect Seller or
           --------  -------
any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder; and provided, further,
                                                             --------  -------
that Seller shall be liable for any actual damages resulting directly from Seller's material failure to perform any of its obligations under this Agreement, but only if and to the extent that another remedy is not provided for and available hereunder. Seller and any director or officer or employee or agent of Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, any payment by the Seller pursuant to this Section
                                                                       -------
4.3 shall only be made to the extent the Seller has funds available for such
---
purpose after
     amounts payable to Securityholders (as defined in the Receivables Purchase Agreement) have been paid in full. Each party hereto agrees that the failure to make such payment shall not give rise to any claim against the Seller.

                                    ARTICLE V

                     OTHER MATTERS RELATING TO THE SERVICER

          Section 5.1.  Liability of the Servicer. The Servicer shall be liable
                        -------------------------
     in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          Section 5.2.  Merger or Consolidation of, or Assumption of the
                        ------------------------------------------------
     Obligations of, the Servicer. The Servicer shall not consolidate with or
     ----------------------------
     merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (a) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation or a banking association organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee in form satisfactory to the Owner Trustee, the performance of every covenant and obligation of the Servicer hereunder;

               (b) the Servicer has delivered to the Indenture Trustee and each Enhancement Provider an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.2
                                                                    -----------
          and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (c) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to each of the Rating Agencies;

it being understood that a sale, transfer, assignment, participation, pledge or other disposition of the Seller Interest or the issuance of a Supplemental Certificate permitted by Section 3.4 of the Trust Agreement shall not be deemed to be a conveyance or transfer of the Servicer's property substantially as an entirety for purposes of this Section 5.2.
                              -----------

          Section 5.3.  Limitation on Liability of the Servicer and Others.
                        --------------------------------------------------
     Except as provided in Section 5.4 with respect to the Issuer and the Owner
                           -----------
     Trustee and Section

     6.7 of the Indenture with respect to the Indenture Trustee, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which does not arise out of its activities in servicing the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          Section 5.4.  Indemnification of the Issuer and the Owner Trustee. The
                        ---------------------------------------------------
     Servicer shall indemnify, defend and hold harmless the Issuer and the Owner Trustee and its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Issuer or the Owner Trustee pursuant to the Transaction Documents, including those arising from acts or omissions of the Servicer pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not
                          --------  -------
     indemnify the Issuer or the Owner Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or breach of fiduciary duty by the Owner Trustee; provided further, that the Servicer
                                          -------- -------
     shall not indemnify the Issuer, any Noteholders or any Note Owners for any liabilities, costs or expenses of the Issuer with respect to any action taken by the Indenture Trustee at the request of such Noteholders; provided
                                                                        --------
     further, that the Servicer shall not indemnify the Issuer, any Noteholders
     -------
     or any Note Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify
                        -------- -------
     the Issuer, or any Noteholders for any liabilities, costs or expenses of the Issuer, or such Noteholders arising under any tax law, including any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Issuer, or such Noteholders in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

          Any indemnification pursuant to this Section shall not be payable from the assets of the Issuer.

          The obligations of the Servicer under this Section 5.4 shall survive
                                                     -----------
     the termination of the Issuer and the resignation or removal of the Owner Trustee.

          The Servicer shall indemnify the Indenture Trustee as provided in
     Section 6.7 of the Master Indenture.

          Section 5.5.  The Servicer Not to Resign. The Servicer shall not
                        --------------------------
     resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause
     (i) by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder. Notice of any resignation by the Servicer shall be given to each Rating Agency by the resigning Servicer.

          Section 5.6.  Access to Certain Documentation and Information
                        -----------------------------------------------
     Regarding the Receivables. The Servicer shall provide to the Indenture
     -------------------------
     Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request,
     (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 5.6 shall derogate from the
                                   -----------
     obligation of Seller, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this
     Section 5.6 as a result of such obligation shall not constitute a breach of
     -----------
     this Section 5.6.
          -----------

          Section 5.7.  Delegation of Duties. It is understood and agreed by the
                        --------------------
     parties hereto that the Servicer may delegate certain of its duties hereunder to First Data Resources Inc., a Delaware corporation. In addition, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any other Person who agrees to conduct such duties in accordance with the Cardholder Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.5. The Servicer shall notify
                                       -----------
     each Rating Agency of any material delegation of its duties not consistent with its normal practices as of the date hereof.

          Section 5.8.  Examination of Records. The Servicer shall clearly and
                        ----------------------
     unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been transferred by Seller to the Issuer pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                   ARTICLE VI

                                INSOLVENCY EVENTS

          Section 6.1.  Rights upon the Occurrence of an Insolvency Event. If
                        -------------------------------------------------
     Seller shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Seller of or relating to all or substantially all of Seller's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by Seller any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or Seller shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any Debtor Relief Law, make an assignment for the benefit of its creditors (any such act or occurrence with respect to any Person being an "Insolvency Event"), Seller shall on the day any such Insolvency Event occurs immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Indenture Trustee, the Owner Trustee and the Rating Agencies thereof.

                                   ARTICLE VII

                                SERVICER DEFAULTS

          Section 7.1.  Servicer Defaults. If any one of the following events (a
                        -----------------
     "Servicer Default") shall occur and be continuing after the FCMT
      ----------------
     Termination Date:

               (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Indenture Trustee to make such payment, transfer or deposit or to make any required drawing, withdrawal, or payment under any Enhancement required to be made by the Servicer on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing, or such instruction or notice is required to be made or given by the Servicer, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement; or

               (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby and continues to materially adversely affect such Noteholders for such period; or the Servicer's delegation of its duties under this Agreement except as permitted by Section 5.7; or
                                           -----------

               (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby and continues to materially adversely affect such Noteholders for such period, or if such failure cannot be cured within such 60-day period owing to causes beyond the control of the Servicer, if the Servicer shall fail to proceed promptly to cure the same and prosecute the curing of such failure with diligence and continuity;

               (d) the Servicer shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing; or

               (e) with respect to any Series, any other event specified in the Indenture Supplement for such Series,

     then, so long as such Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders holding more than 50% of the Outstanding

     Amount, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"),
                                                        ------------------
     may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof (other than its rights and interest, if any, as holder of the Seller Interest or any Notes). After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 7.2, all authority and power
                                          -----------
     of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in any Collection Account or Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.1
                                                                 -----------
     shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations, if any, in respect of any Enhancement to the Successor Servicer.

          Section 7.2.  Indenture Trustee to Act; Appointment of Successor. (a)
                        --------------------------------------------------
     On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.1, the Servicer shall continue to perform all servicing
        -----------
     functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint (with the consent of the Noteholders holding greater than 50% of the outstanding principal amount of each Series, and with prior written notice to the Rating Agencies) a successor servicer (the

     "Successor Servicer"), and such Successor Servicer shall accept its
      ------------------
     appointment by a written assumption in a form acceptable to the Indenture Trustee. The Indenture Trustee may obtain bids from any potential successor servicer. If the Indenture Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Owner Trustee shall offer Seller the right to accept retransfer of all the Receivables and Seller may accept retransfer of all the Receivables, provided, however,
                                                              --------  -------
     that if the long-term unsecured debt obligations of Seller are not rated at the time of such purchase at least Baa3 by Moody's and BBB- by Standard & Poor's, no such retransfer shall occur unless Seller shall deliver an Opinion of Counsel reasonably acceptable to the Indenture Trustee that such retransfer would not constitute a fraudulent conveyance of Seller. The retransfer deposit amount for such a retransfer shall be equal to the higher of the sum of (i) the outstanding principal balance of the Notes, plus accrued interest thereon, at the Note Rate, through the date of retransfer and (ii) the average bid price quoted by two recognized dealers for a similar security rated in the highest rating category by Moody's and Standard & Poor's and having a remaining maturity substantially similar to the remaining maturity of the Notes. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of installment sales charge, credit and/or credit card account receivables as the Successor Servicer hereunder. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement to the extent that such terms apply to the Servicer. Any sub-servicing agreement shall be assigned to the Successor Servicer.

          (c) In connection with such appointment and assumption, the Indenture Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided,
                                                                 --------
     however, that no such compensation shall be in excess of the Monthly
     -------
     Servicing Fees permitted to the Servicer pursuant to Section 3.2. The
                                                          -----------
     Holder of the Seller Interest agrees that if the Servicer is terminated hereunder, it will agree, at the request of the Indenture Trustee or any Successor

Servicer, to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to the Indenture, to pay its share of the compensation of the Successor Servicer. The Successor Servicer shall have no liability for any actions or failure to act on the part of the Servicer.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuer pursuant to the Trust Agreement and shall pass to and be vested in Seller and, Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Seller in such electronic form as Seller may reasonably request and shall transfer all other records, correspondence and documents to Seller in the manner and at such times as Seller shall reasonably request. To the extent that compliance with this Section 7.2
                                                                  -----------
shall require the Successor Servicer to disclose to Seller information of any kind which the Successor Servicer deems to be confidential, Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     Section 7.3.  Notification to Noteholders. Upon the occurrence of any
                   ---------------------------
Servicer Default, the Servicer shall give prompt written notice thereof to a Trustee Officer of the Indenture Trustee and the Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice
        -----------
thereof to Noteholders at their respective addresses appearing in the Note Register. A copy of any notice given pursuant to this Section 7.3 shall be
                                                      -----------
delivered to each Rating Agency.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1.  Termination of Agreement. This Agreement and the respective
                   ------------------------
obligations and responsibilities of the Issuer, Seller and the Servicer under this Agreement shall terminate, except with respect to the duties described in
Section 5.4, on the Trust Termination Date.
-----------

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.1.   Amendment; Waiver of Past Defaults.
                    ----------------------------------

     (a) This Agreement may be amended from time to time by the Servicer, Seller and the Issuer, without the consent of any of the Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material
--------  -------
respect the interests of any of the Noteholders. Additionally, this Agreement may be amended from time to time by the Servicer, the Seller and the Issuer by a written instrument signed by each of them, without the consent of the Indenture Trustee or any of the Noteholders; provided that (i) Seller shall have delivered
                                   --------
to the Indenture Trustee and the Owner Trustee an Officer's Certificate, dated the date of any such Amendment, stating that Seller reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Servicer and the Issuer at the direction of Seller without the consent of the Indenture Trustee or any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer (1) to qualify as, and to permit an election to be made to cause the Issuer to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (2) to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided,
                                                                --------
however, that (A) Seller delivers to the Indenture Trustee and the Owner Trustee
-------
an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this Section, (B) the Rating Agency Condition has been satisfied, and (C) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder. The amendments which Seller may make without the consent of Noteholders or Series Enhancers pursuant to the preceding sentence may include the addition of a Seller.

     (b) This Agreement may also be amended from time to time by the Servicer, Seller and the Issuer, with the consent of the Noteholders holding more than 66 2/3% of the Outstanding principal amount of the Notes of each Series affected thereby for which Seller has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however,
                                                          --------  -------
that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Pay Out Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Noteholders of such Series or Class holding more than 66 2/3% of the Outstanding principal amount of the Notes of such Series or Class affected thereby.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

     (d)   It shall not be necessary for the consent of Noteholders under this
Section 9.1 to approve the particular form of any proposed amendment, but it
-----------
shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     (e)   Notwithstanding anything in this Section 9.1 to the contrary, no
                                            -----------
amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

     (f) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this
   ---------
Agreement for the purposes of this Section 9.1.
                                   -----------

     (g) The Noteholders holding 66 2/3% or more of the Outstanding principal amount of the Notes of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% or more of the principal amount of the Outstanding Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by Seller or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     (h) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee shall be entitled to receive the Opinion of Counsel described in Section 9.2(d).
                        --------------

     Section 9.2.   Protection of Right, Title and Interest to Issuer.
                    -------------------------------------------------

     (a) Seller shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee's and the Issuer's right, title and interest to the Issuer to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, Noteholders and the Issuer hereunder to all property comprising the Issuer. Seller shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b) Within thirty (30) days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the applicable UCC, the Seller shall give the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer's security interest or ownership interest in the Receivables and the proceeds thereof.

     (c) Each of the Seller and the Servicer shall give the Indenture Trustee prompt notice of any relocation of its chief principal executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the applicable UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer's security interest in the Receivables and the proceeds thereof. Each of Seller and Servicer shall at all times maintain its chief principal executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

     (d) Seller shall deliver to the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit F-1; (ii) on each date specified in Section
                    -----------                                 -------
2.6(c)(vii) with respect to Additional Accounts added pursuant to Section 2.6(a)
-----------                                                       --------------
or (b), an Opinion of Counsel substantially in the form of Exhibit F-2; and
   ---                                                     -----------
(iii) on or before April 30 of each year following the year in which the FCMT Termination Date occurs, an Opinion of Counsel substantially in the form of Exhibit F-3.
-----------

     Section 9.3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
                  -------------
WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.4. Notices; Payments.
                  -----------------

     (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be
                -------
deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of Seller, to First Consumers Credit Corporation, 400 West 9th Street, Suite 302D, Wilmington, Delaware, 19801, Attn.: Treasurer, with a copy to Spiegel, Inc., 3500 Lacey Road, Downers Grove, Illinois, 60515-5452, Attn.:
Treasurer, (ii) and the Servicer, to First Consumers National Bank, 9300 S.W. Gemini Drive, Beaverton, Oregon 97008, Attn: President, (iii) in the case of the Issuer or the Owner Trustee, to the Corporate Trust Office, Attn: Corporate Trust & Agency Services, with a copy to the Administrator, (iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

     (b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, in the case of any Series or Class with respect to which any Notes are outstanding, any Notice required or permitted to be given to Noteholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

     Section 9.5. Severability of Provisions. If any one or more of the
                  --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders.

     Section 9.6.   Further Assurances. Seller and the Servicer agree to do and
                    ------------------
perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 9.7.   No Waiver; Cumulative Remedies. No failure to exercise and
                    ------------------------------
no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 9.8.   Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.9.   Third-Party Beneficiaries. This Agreement will inure to the
                    -------------------------
benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders, and any Series Enhancer. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 9.10.  Actions by Noteholders.
                    ----------------------

     (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

     (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 9.11.  Rule 144A Information. For so long as any of the Notes of
                    ---------------------
any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of Seller, the Owner Trustee, the Indenture Trustee, the

Servicer and any Series Enhancer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

     Section 9.12.  Merger and Integration. Except as specifically stated
                    ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.13.  No Bankruptcy Petition. (a) Each of Seller and Servicer,
                    ----------------------
severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     (b) Each of Servicer and Issuer, severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 9.14.  Rights of Indenture Trustee. The Indenture Trustee shall
                    ---------------------------
have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

     Section 9.15.  Rights of the Owner Trustee. Each of the parties hereto
                    ---------------------------
acknowledges and agrees that this Agreement is being executed and delivered by Bankers Trust Company not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First Consumers Credit Card Master Note Trust for the purpose and with the intention of binding First Consumers Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against Bankers Trust Company in its individual capacity or against its properties or assets.

     Section 9.16.  Limited Recourse. Notwithstanding anything to the contrary
                    ----------------
in this Agreement or any other Transaction Document, with respect to provisions hereof in which the Seller has agreed that certain actions will be taken at the Seller's expense, payment of any such expense shall only be made to the extent the Seller has funds available for such purpose after amounts payable to Securityholders (as defined in the Receivables Purchase Agreement) have been paid in full. Each party hereto agrees that the failure to make such payments beyond the extent available shall not give rise to any claim against the Seller.

     IN WITNESS WHEREOF, Seller, the Servicer and the Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           FIRST CONSUMERS CREDIT
                                           CORPORATION, as Seller

                                           By: /s/ John R. Steele
                                               ------------------
                                           Name: John R. Steele
                                           Title: Treasurer

                                           FIRST CONSUMERS NATIONAL
                                           BANK, as Servicer

                                           By: /s/ John R. Steele
                                               ------------------
                                           Name: John R. Steele
                                           Title: Treasurer



                                           FIRST CONSUMERS CREDIT CARD
                                           MASTER NOTE TRUST, Issuer

                                           By: BANKERS TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee on behalf of
                                           the Issuer


                                           By: /s/ Eileen M. Hughes
                                               --------------------
                                           Name:  Eileen M. Hughes
                                           Title: Vice President



Acknowledged and Accepted:

THE BANK OF NEW YORK,
not in its individual capacity but
solely as Indenture Trustee


By: /s/ Greg Anderson
    -----------------
Name: Greg Anderson
Title: Authorized Agent


First Consumers Credit Card Master Note Trust
Transfer and Servicing Agreement Signature Page

                                    EXHIBIT A
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                        FORM OF ASSIGNMENT OF RECEIVABLES
                             IN ADDITIONAL ACCOUNTS

     (As required by Section 2.6 of the Transfer and Servicing Agreement)
                     -----------

ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of _____________, by and among FIRST CONSUMERS CREDIT CORPORATION, a Delaware corporation, as Seller (the "Seller") FIRST CONSUMERS NATIONAL BANK, a national
                             ------
banking association, as Servicer (the "Servicer") and FIRST CONSUMERS CREDIT
                                       --------
CARD MASTER NOTE TRUST (the "Issuer"), pursuant to the Transfer and Servicing
                             ------
Agreement referred to below.

                                   WITNESSETH

WHEREAS, the Seller, the Servicer and the Issuer are parties to the Transfer and Servicing Agreement, dated as of March 1, 2001, and amended and restated as of December 31, 2001 (the "Agreement");
                        ---------

WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to the Issuer; and

WHEREAS, the Issuer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Seller, the Servicer and the Issuer hereby agree as follows:

1.   Defined Terms. All capitalized terms used herein shall have the meanings
     -------------
ascribed to them in the Agreement unless otherwise defined herein.

"Addition Date" means, with respect to the Additional Accounts designated
 -------------
hereby, ____________, 200__.

"Notice Date" means, with respect to the Additional Accounts designated hereby,
 -----------
____________, ____, (which shall be a date on or prior to the fifth Business Day prior to the Addition Date).

2.   Designation of Additional Accounts. On or before the date hereof, the
     ----------------------------------
Seller will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts (the "Additional
      ----------

                                  Exhibit A-1

Accounts") specifying for each such Additional Account, as of the Notice Date,
--------
its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.
                                                  ----------

3.   Conveyance of Receivables. (a) The Seller does hereby transfer, assign, set
     -------------------------
over and otherwise convey, without recourse except as set forth in the Transfer and Servicing Agreement, to the Issuer, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Notice Date and thereafter created from time to time until the termination of the Issuer, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Issuer, the Owner Trustee, the Indenture Trustee, any Noteholders or any Series Enhancer of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants or clearance systems.

     (b) The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Notice Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Issuer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee on or prior to the Addition Date. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the applicable UCC in connection with such sale and assignment.

     (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Issuer pursuant to the Agreement and this Assignment.

     (d) The Seller does hereby grant to the Issuer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Additional Accounts existing on the Notice Date and thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto, all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the foregoing, and all proceeds thereof. This Assignment constitutes a security agreement under the applicable UCC.

                                  Exhibit A-2

4.   Acceptance by Issuer. The Issuer hereby acknowledges its acceptance of all
     --------------------
right, title and interest to the property, existing on the Notice Date and thereafter created, conveyed to the Issuer pursuant to Section 3(a) of this
                                                       ------------
Assignment. The Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Owner Trustee the computer file or microfiche list described in Section 2 of
                                                                ---------
this Assignment.

5.   Representations and Warranties of the Seller. The Seller hereby represents
     --------------------------------------------
and warrants to the Issuer as of the Addition Date:

     (a) Legal Valid and Binding Obligation. This Assignment constitutes a
         ----------------------------------
legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, receivership or conservatorship, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (b) Schedule 1. Schedule 1 to this Assignment and the computer file or
         ----------
microfiche list delivered pursuant to Section 2 of this Assignment is an
                                      ---------
accurate and complete listing in all material respects of all the Additional Accounts as of the Addition Date and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Addition Date;

     (c) Eligibility of Accounts. Each Additional Account designated hereby is
         -----------------------
an Eligible Account;

     (d) Selection Procedures. No selection procedures believed by the Seller to
         ---------------------
be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts designated hereby;

     (e) Insolvency. The Seller is not insolvent and, after giving effect to the
         ----------
conveyance set forth in Section 3 of this Assignment, will not be insolvent;
                        ---------

     (f) Security Interest. This Assignment constitutes (i) a valid transfer and
         -----------------
assignment to the Issuer of all right, title and interest of the Seller in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any Collections, Recoveries and other proceeds thereof and Insurance Proceeds relating thereto will be held by the Issuer free and clear of any Lien of any Person except for (x) Liens permitted under Section
                                                                         -------
2.5(b) of the Transfer and Servicing Agreement and (y) the interest of the
------
Seller as holder of the

                                  Exhibit A-3

Collateral Certificate and/or (ii) it constitutes a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property to the Issuer, which is enforceable with respect to the existing Receivables in the Additional Accounts designated hereby, the Collections, Recoveries and other proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Issuer, and which will be enforceable with respect to the Receivables thereafter created in respect of the Additional Accounts designated hereby, the Collections, Recoveries and other proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Issuer in such property, upon the filing of a financing statement described in Section 3 of
                                                                ---------
this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the Collections, Recoveries and other proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Issuer shall have a first priority perfected security interest in such property, except for Liens permitted under
Section 2.5(b) of the Transfer and Servicing Agreement, the interest of the
--------------
Seller as holder of the Collateral Certificate and the Seller's right to receive interest accruing on, and investment earnings in respect of, the Collection Subaccount and any Series Account as provided in the Transfer and Servicing Agreement.

     (g) Notice has been given to each Rating Agency and to each Enhancement Provider as required under Section 2.7(d) of the Transfer and Servicing
                           --------------
Agreement.

6.   Conditions Precedent. The acceptance of the Owner Trustee set forth in
     --------------------
Section 4 above and the amendment of the Transfer and Servicing Agreement set
---------
forth in Section 7 below are subject to the satisfaction, on or prior to the
         ---------
Addition Date, of the following conditions precedent:

     (a) Officer's Certificate. The Seller shall have delivered to the Owner
         ---------------------
Trustee a certificate of a Vice President or more senior officer, certifying that (i) all requirements set forth in Section 2.6 of the Transfer and Servicing
                                       -----------
Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Seller in Section 5 is true and correct as of the Addition Date. The Owner
          ---------
Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

     (b) Opinion of Counsel. The Seller shall have delivered to the Owner
         ------------------
Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit F-2 to the Agreement.
                                    -----------

                                  Exhibit A-4

     (c) Additional Information. The Seller shall have delivered to the Owner
         ----------------------
Trustee such information as was reasonably requested by the Owner Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) to this Assignment.
   ------------

7.   Amendment of the Transfer and Servicing Agreement. The Transfer and
     -------------------------------------------------
Servicing Agreement is hereby amended to provide that all references therein to the "Transfer and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Transfer and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Transfer and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer and Servicing Agreement.

8.   Counterparts. This Assignment may be executed in two or more counterparts
     ------------
(and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.   Rights of the Owner Trustee. Each of the parties hereto acknowledges and
     ---------------------------
agrees that this Agreement is being executed and delivered by Bankers Trust Company not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First Consumers Credit Card Master Note Trust for the purpose and with the intention of binding First Consumers Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against Bankers Trust Company in its individual capacity or against its properties or assets.

10.  No Bankruptcy Petition. (a) Each of Seller and Servicer, severally and not
     ----------------------
jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Each of Servicer and Issuer, severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                                  Exhibit A-5

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                   FIRST CONSUMERS CREDIT
                                   CORPORATION, Seller

                                   By:__________________________________________
                                   Name:
                                   Title:


                                   FIRST CONSUMERS NATIONAL
                                   BANK, Servicer

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   FIRST CONSUMERS CREDIT CARD
                                   MASTER NOTE TRUST,
                                   Issuer

                                   By: BANKERS TRUST COMPANY,
                                   not in its individual capacity but solely on
                                   behalf of the Issuer

                                   By:__________________________________________
                                   Name:
                                   Title:

                                  Exhibit A-6

                                   Schedule 1
                          to Assignment of Receivables
                             in Additional Accounts

                               ADDITIONAL ACCOUNTS
                               -------------------

                                  Exhibit A-7

                                    EXHIBIT B
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                       FORM OF REASSIGNMENT OF RECEIVABLES
                               IN REMOVED ACCOUNTS

     (As required by Section 2.7 of the Transfer and Servicing Agreement)
                     -----------

REASSIGNMENT No. _______ OF RECEIVABLES dated as of _________, by and among FIRST CONSUMERS CREDIT CORPORATION, a Delaware corporation, as Seller (the "Seller"), FIRST CONSUMERS NATIONAL BANK, a national banking association, as
 ------
Servicer (the "Servicer"), and FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST (the "Issuer"), pursuant to the Transfer and Servicing Agreement referred to
      ------
below.

                                   WITNESSETH:

WHEREAS the Seller, the Servicer and the Issuer are parties to the Transfer and Servicing Agreement, dated as of March 1, 2001, and amended and restated as of December 31, 2001 (the "Agreement");
                        ---------

WHEREAS pursuant to the Agreement, the Seller wishes to remove from the Issuer all Receivables owned by the Issuer in certain designated Accounts (the "Removed
                                                                         -------
Accounts") and to cause the Issuer to reconvey the Receivables of such Removed
--------
Accounts, whether now existing or hereafter created, from the Issuer to the Seller; and

WHEREAS the Issuer is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Seller and the Issuer hereby agree as follows:

1.   Defined Terms. All terms defined in the Agreement and used herein shall
     -------------
have such defined meanings when used herein, unless otherwise defined herein.

"Removal Date" means, with respect to the Removed Accounts designated hereby,
 ------------
___________, ____.

"Removal Notice Date" means, with respect to the Removed Accounts
 -------------------
______________, ____, (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

2.   Designation of Removed Accounts. On or before the date that is ten (10)
     -------------------------------
Business Days after the Removal Date, the Seller will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying

                                  Exhibit B-1
all Accounts the Receivables of which are being removed from the Issuer, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.
                                 ----------

3.   Conveyance of Receivables. (a) The Issuer does hereby transfer, assign, set
     -------------------------
over and otherwise convey to the Seller, without recourse, on and after the Removal Date, all right, title and interest of the Issuer in, to and under the Receivables existing at the close of business on the Removal Notice Date and thereafter created from time to time in the Removed Accounts designated hereby, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

(b) In connection with such transfer, the Issuer agrees to execute and deliver to the Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Seller with respect to the Receivables existing at the close of business on the Removal Notice Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Issuer of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4.   Representations and Warranties of the Seller. The Seller hereby represents
     --------------------------------------------
and warrants to the Issuer as of the Removal Date:

(a)  Legal Valid and Binding Obligation. This Reassignment Agreement constitutes
     ----------------------------------
a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)  Selection Procedures. No selection procedures believed by the Seller to be
     --------------------
materially adverse to the interests of the Noteholders were utilized in selecting the Removed Accounts designated hereby.

5.   Condition Precedent. The amendment of the Transfer and Servicing Agreement
     -------------------
set forth in Section 7 hereof is subject to the satisfaction, on or prior to the
             ---------
Removal Date, of the following condition precedent:

6.   Officers' Certificate. The Seller shall have delivered to the Owner Trustee
     ---------------------
an Officers' Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.5 of the Transfer and Servicing Agreement
                          -----------
for designating Removed

                                  Exhibit B-2

Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true
                                                     ---------
and correct as of the Removal Date. The Owner Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

7.   Amendment of the Transfer and Servicing Agreement. The Transfer and
     -------------------------------------------------
Servicing Agreement is hereby amended to provide that all references therein to the "Transfer and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Transfer and Servicing Agreement as supplemented by this Reassignment Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Transfer and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Transfer and Servicing Agreement.

8.   Counterparts. This Reassignment Agreement may be executed in two or more
     ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.   Rights of the Owner Trustee. Each of the parties hereto acknowledges and
     ---------------------------
agrees that this Agreement is being executed and delivered by Bankers Trust Company not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First Consumers Credit Card Master Note Trust for the purpose and with the intention of binding First Consumers Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against Bankers Trust Company in its individual capacity or against its properties or assets.

10.  No Bankruptcy Petition. (a) Each of Seller and Servicer, severally and not
     ----------------------
jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Each of Servicer and Issuer, severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                                  Exhibit B-3

IN WITNESS WHEREOF, the undersigned have caused this Reassignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.



                                   FIRST CONSUMERS CREDIT
                                   CORPORATION, Seller

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   FIRST CONSUMERS NATIONAL
                                   BANK, Servicer

                                   By:__________________________________________
                                   Name:
                                   Title:


                                   FIRST CONSUMERS CREDIT CARD
                                   MASTER NOTE TRUST, Issuer

                                   By: BANKERS TRUST COMPANY,
                                   not in its individual capacity but solely on
                                   behalf of the Issuer

                                   By:__________________________________________
                                   Name:
                                   Title:

                                  Exhibit B-4

                                   Schedule 1
                            to Reassignment Agreement

                                REMOVED ACCOUNTS
                                ----------------

                                  Exhibit B-5

                                    EXHIBIT C
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                     FORM OF MONTHLY SERVICER'S CERTIFICATE

 The undersigned, a duly authorized representative of First Consumers National Bank ("FCNB"), as Servicer pursuant to the Transfer and Servicing Agreement
       ----
dated as of March 1, 2001, and amended and restated as of December 31, 2001 (the "Transfer and Servicing Agreement") among FCNB, First Consumers Credit
 --------------------------------
Corporation, and First Consumers Credit Card Master Note Trust, does hereby certify as follows:

1.     Capitalized terms used in this Certificate
       have their respective meanings set forth in
       the Transfer and Servicing Agreement;
       provided that the "preceding Monthly
       --------           -----------------
       Period" shall mean the Monthly Period
       ------
       immediately preceding the calendar month in
       which this Certificate is delivered. This
       Certificate is delivered pursuant to
       Section 3.4(b) of the Transfer and
       --------------
       Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing
       Agreement.

2. FCNB is the Servicer under the Transfer and Servicing Agreement.

3.     The undersigned is a Servicing Officer.

4.     The date of this Certificate is a
       Determination Date under the Transfer and Servicing Agreement.

5.     The aggregate amount of Collections
       processed during the preceding Monthly
       Period was equal to $____________

6.     The aggregate amount of the Allocation
       Percentage of Collections of Principal
       Receivables processed by the Servicer
       pursuant to Article VIII of the Indenture during the preceding Monthly Period was equal to $______________

                                  Exhibit C-1

7.     The aggregate amount of the Allocation
       Percentage of Finance Charge Collections
       processed by the Servicer pursuant to
       Article VIII of the Indenture during the
       preceding Monthly Period was equal to $
       ____________

8.     The Default Amount for the preceding
       Monthly Period was equal to $____________

9.     Net Recoveries for the preceding Monthly
       Period was equal to $____________

10.    The Portfolio Yield for the preceding
       Monthly Period for each of the following
       Series was equal to:
       Series __________$_____________
       Series __________$_____________

11.    The Base Rate for the preceding Monthly
       Period for each of the following Series was equal to:
       Series __________$_____________
       Series __________$_____________


12. The aggregate amount of Receivables as of the last day of the preceding Monthly
       Period was equal to $______________

13. The aggregate amount of funds on deposit in the Collection Account (or any Subaccount thereof) and each other Series Account with respect to Collections processed as of the end of the last day of the preceding
       Monthly Period was equal to $____________

14.    The aggregate amount, if any, of
       withdrawals, drawings or payments under any Enhancement with respect to each Series made with respect to the preceding Monthly
       Period was equal to $____________

                                  Exhibit C-2

15.    The aggregate amount payable to the
       Noteholders on the succeeding Distribution
       Date in respect of interest is equal to
       $____________

16.    The aggregate amount payable to the
       Noteholders on the succeeding Distribution
       Date in respect of principal is equal to $____________

                                  Exhibit C-3

                                    EXHIBIT D
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

      The undersigned, a duly authorized representative of First Consumers National Bank ("FCNB") as Servicer pursuant to the Transfer and Servicing
                ----
Agreement dated as of March 1, 2001, and amended and restated as of December 31, 2001 (the "Transfer and Servicing Agreement") among FCNB, First Consumers Credit
           --------------------------------
Corporation and Spiegel Credit Card Master Note Trust, does hereby certify that:

      1.    FCNB is Servicer under the Transfer and Servicing Agreement.

      2. The undersigned is duly authorized pursuant to the Transfer and Servicing Agreement to execute and deliver this Certificate to the Owner Trustee.

      3.    This Certificate is delivered pursuant to Section 3.5 of the
                                                      -----------
Transfer and Servicing Agreement.

      4. A review of the activities of the Servicer during the calendar year ended December 31, 200_ was conducted under my supervision.

      5. Based on such review, the Servicer has, to the best of my knowledge, fully performed all its obligations under the Transfer and Servicing Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

      6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Transfer and Servicing Agreement known to me to have been made during the calendar year ended December 31, 200_, which sets forth in detail the (i) nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

                                  Exhibit D-1

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this day of ______, 200 ___.


                                      ___________________________________
                                            Name:
                                            Title:

                                  Exhibit D-2

                                    EXHIBIT E
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                 FORM OF ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS'
                                SERVICING REPORT


First Consumers National Bank
9300 S. W. Gemini Drive
Beaverton, Oregon  97005

First Consumers Credit Corporation
400 West 9/th/ Street, Suite 302D
Wilmington, Delaware, 19801

The Bank of New York
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602

The Management of First Consumers National Bank, First Consumers Credit Corporation and The Bank of New York:

We have performed the procedures enumerated below, which were agreed to by the management of First Consumers National Bank ("FCNB"), First Consumers Credit
                                              ----
Corporation ("FCCC") and The Bank of New York (the "Trustee"), solely to assist
              ----                                  -------
you in evaluating the Monthly Noteholder's Statements and the Monthly Servicer Certificates (collectively, the Certificates) issued pursuant to the Transfer and Servicing Agreement dated as of December 31, 2001 among FCNB, FCCC and First Consumers Credit Card Master Note Trust (the "Transfer and Servicing Agreement")
                                              --------------------------------
in accordance with the requirements stated therein. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of FCNB, FCCC and the Trustee. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

For purposes of these agreed-upon procedures, differences between reported amounts and FCNB (the "Servicer") documented amounts of less than or equal to
                       --------
$5,000 or 5% of the average of the amounts being compared were not considered exceptions to the procedures performed. Our procedures and findings are as follows:

                                  Exhibit E-1

1. We compared and/or recalculated, each of the amounts or entries shown in the Monthly Noteholder's Statements and the Monthly Servicer Certificates, other than entries showing "zero" amounts or "not applicable", for each of the months in the year ended December 31, _____ based on one or more of the following:

          . Corresponding amounts or entries on the Transfer and Servicing Agreement,

          .  Schedules prepared by FCNB,

          .  Data extracted from FCNB's credit accounting system,

          .  Data provided to FCNB from the Trustee,

          . Recalculations based on schedules prepared by FCNB and data extracted from FCNB's credit accounting system, or

          . In instances where timely data was not available at the time the Certificates were prepared, to documented estimates by the Servicer.

     g. We read the "Annual Servicer's Certificate" for the year ended December 31, _____ required by the Transfer and Servicing Agreement and made inquiries of FCNB's management regarding FCNB's compliance with the guidelines of the Transfer and Servicing Agreement. FCNB's management represented full compliance with the Transfer and Servicing Agreement.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the Certificates. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the specified users listed above and is not intended to be and should not be used by anyone other than these specified users.

Date

                                  Exhibit E-2

                                   EXHIBIT F-1

                           FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS

        (Provisions to be included in Opinion of Counsel to be delivered pursuant to Section 9.2(d)(i))
                                     -----------------

     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

     (i) The amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and
   ----------       ---------
delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally. The enforceability of Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 9.1 of the Transfer and Servicing Agreement.
              -----------

                                 Exhibit F-1-1

                                   EXHIBIT F-2
                                       to
                        TRANSFER AND SERVICING AGREEMENT

        (Provisions to be included in Opinion of Counsel to be delivered pursuant to Section 2.6(c)(vii) and Section 9.2(d)(ii))
                         -------------------     ------------------

     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

     1. Except for any Receivable that is evidenced by an instrument, the Receivables constitute accounts under Article 9 of the applicable UCC.

     2. If the Assignment, together with the Agreement, constitutes a valid assignment of all Seller's right, title and interest in, to and under the Receivables in Schedule 1 to the Assignment and all rights to security for such
               ----------
Receivables and the proceeds thereof (including without limitation rights to bank accounts or certificates of deposit pledged as collateral) (the "Collateral") and all of the Seller's rights, remedies, powers, and privileges
 ----------
with respect to such Collateral, then the Issuer has or will acquire all of Seller's right, title and interest in, to and under the Collateral free and clear of any Lien or interest of any person at the time of transfer (and anytime thereafter with respect to any Lien or interest arising through or under the Seller except as provided in the Agreement), except for Liens for municipal or other local taxes permitted under Section 2.5(b) of the Agreement.

     3. If the Assignment, together with the Agreement, does not constitute a valid assignment of all of the Seller's right, title and interest in, to and under the Collateral, then the Assignment creates a valid security interest in all right, title and interest of Seller in, to and under the Collateral in favor of the Issuer.

     4. The Receivables Purchase Agreement constitutes a valid assignment of all of the RPA Seller's right, title and interest in, to and under the Collateral and all of its rights, remedies, powers, and privileges with respect to such Collateral. The Seller has or will acquire all the RPA Seller's right, title and interest in, to and under such Collateral free and clear of any Lien or interest of any person at the time of transfer (and anytime thereafter with respect to any Lien or interest arising through or under the RPA Seller, except as provided in the Agreement), except for Liens for state, municipal or other local taxes.

     5. The security interest described in paragraphs 3 above is perfected and of first priority.

                                 Exhibit F-2-1

                                   EXHIBIT F-3

                          PROVISIONS TO BE INCLUDED IN
                            ANNUAL OPINION OF COUNSEL

     The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Seller with respect to similar matters delivered on the Initial Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement.

     1. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through June 30 of the following year to continue the perfected status of the security interest of the Trust in the Receivables and all rights to security for such Receivables and the proceeds thereof (including without limitation rights to bank accounts or certificates of deposit pledged as collateral) (the "Collateral") described in the financing statements referenced in this opinion
 ----------
letter.

     2. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through June 30 of the following year to continue the perfected status of the security interest of the Indenture Trustee in the Collateral described in the financing statements referenced in this opinion letter.

     3. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through June 30 of the following year to continue the perfected status of the security interest of the Seller in the Collateral described in the financing statements referenced in this opinion letter.

                                 Exhibit F-3-1

                                   SCHEDULE 1

                                List of Accounts
                                ----------------

                   [Original list delivered to Owner Trustee]

                                      1-1

                                   SCHEDULE 2

                     ADDITIONAL REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Transfer and Servicing Agreement, Seller hereby represents, warrants and covenants to the Trust as follows:

     (1) The Transfer and Servicing Agreement creates either (A) a valid transfer to the Issuer of all right, title and interest of Seller in, to and under (i) the Receivables conveyed to the Seller pursuant to the Receivables Purchase Agreement, (ii) all rights to security for such Receivables (including without limitation rights to bank accounts or certificates of deposit pledged as collateral) (the "Obligor Collateral") and (iii) the Collateral Certificate (the
                  ------------------
Obligor Collateral and Collateral Certificate together with the Receivables, the "Collateral") and the Collateral will be held by the Issuer free and clear of
 ----------
any Lien, except for (w) the interests of the Noteholders and the Enhancement Providers, (x) Liens permitted pursuant to paragraph 3 below, or (y) the interests of the Seller as holder of the Seller Interest or (B) a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller (other than Liens permitted pursuant to paragraph 3 below).

     (2) The Receivables constitute "accounts" within the meaning of the applicable UCC. The Obligor Collateral constitutes security interests on personal property securing certain of those accounts, and the creation and perfection of a security interest in such security interests is governed by Sections 9-203(g) and 9-308(e), respectively, of the applicable UCC. The Collateral Certificate constitutes a "certificated security," "instrument" or "general intangible" within the meaning of the applicable UCC.

     (3) Immediately prior to the conveyance of, or grant of the security interest in, the Collateral pursuant to the Transfer and Servicing Agreement, Seller owns and has good and marketable title to the Collateral, and a valid, perfected security interest in the collateral for the Receivables in any secured Accounts, in each case, free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this paragraph 3 shall prevent or be deemed to prohibit Seller from suffering to exist upon any of the Collateral any Liens for any taxes if such taxes shall not at the time be due and payable or if FCNB or Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Seller has received all consents and approvals required by the terms of the Collateral to the valid transfer of or grant of security interest in the Collateral hereunder to the Issuer.

                                      1-2

     (4) (a) If perfection is by filing, Seller has caused, or will have caused within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Issuer under the Transfer and Servicing Agreement. (b) If perfection is by possession, all original executed copies of each mortgage note, promissory note or security certificate that constitutes or evidences the Collateral has been delivered to the Issuer. Each security certificate either (i) is in bearer form, (ii) has been indorsed, by an effective indorsement, to the Issuer or in blank or (iii) has been registered in the name of the Issuer.

     (5) Other than the grant of the security interest in the Collateral to the Issuer pursuant to the Transfer and Servicing Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Collateral. (a) If perfection is by filing, Issuer has in its possession all original copies of the mortgage notes, promissory notes or security certificates that constitute or evidence the Collateral. The mortgage notes, promissory notes or security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer. All financing statements to be filed against Seller in favor of Issuer in connection herewith describing the Collateral will contain a statement to the effect that "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Issuer". (b) If perfection is by possession, none of the mortgage notes, promissory notes or security certificates that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

     (6) Seller is not aware of any judgment, ERISA or tax lien filings against Seller.


     (7) Notwithstanding any other provision of the Transfer and Servicing Agreement, the representations and warranties set forth in this Schedule 2 shall
                                                                ----------
be continuing, and remain in full force and effect, until such time as all Notes have been finally and fully paid and shall survive the transfer of the Trust Assets to the Issuer under the Transfer and Servicing Agreement and the termination of the rights and obligations of the Servicer pursuant to Article
                                                                      -------
VII thereof. The parties to the Transfer and Servicing Agreement shall not,
---
without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 2. In order to evidence
                                             ----------
the interests of Seller and the Issuer under the Transfer and Servicing Agreement, Seller and Servicer shall take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by Indenture Trustee) to maintain and perfect, as a first priority interest, Seller's or the Issuer's security interest in the Collateral. The Servicer shall, from time to time and within the time limits

                                      1-3
established by law, prepare and present to the Issuer for the Indenture Trustee's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect as a first-priority interest. The Indenture Trustee's approval of such filings shall authorize the Servicer to file such financing statements under the applicable UCC without the signature of Seller or Issuer where allowed by applicable law. Notwithstanding anything else in the Transfer and Servicing Agreement to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Indenture Trustee. The Issuer may require, prior to authorizing or filing any such termination, partial termination, release, partial release or amendment, that Servicer provide an Opinion of Counsel that such filings are authorized under the Transfer and Servicing Agreement.

                                      1-4